EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                                   XDOGS, INC.

     We hereby consent to the incorporation by reference in the Registration Statement of our report dated July 9, 2002 relating to the consolidated financial statements of Xdogs, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2002.


/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.

Denver, Colorado
August 16, 2002